Exhibit 3.2

RESTATED BYLAWS OF CH2M HILL COMPANIES, LTD.

ARTICLE 1 - OFFICES

The principal office of the Corporation shall be 9191 South Jamaica Street, Englewood, Colorado 80112, or such other place as the Board of Directors may designate.  The Corporation may have offices in other states.

ARTICLE 2 - SHAREHOLDERS

Section 1 - Annual Meeting.

The annual regular meeting of shareholders to elect directors and transact other business shall be held in May of each year at such hour and place as designated by the Board of Directors.  The Chairman of the Board may change the time of the annual meeting, provided notice is given to the shareholders in accordance with applicable law.

Section 2 - Special Meetings.

Special meetings of the shareholders may be called by the Chairman of the Board, by the President, by three directors, or by the holders of at least one-tenth (1/10) of the outstanding stock delivered in person or sent by registered mail to the Chairman of the Board, President or Secretary of the Corporation.

Section 3 - Notice of Meeting.

The Secretary or such person as may be designated by the Chairman of the Board, the Chief Executive Officer, or persons calling special meetings shall give written notice to all shareholders of any regular or special meeting, stating the location, time and purpose or purposes of the meeting, and the means of remote communication, if any (including a description on how shareholders can notify the Corporation of their desire to participate in the meeting remotely), by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting.  Notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at the meeting, directed to such shareholder’s address as it appears upon the shareholder books of the Corporation.

A.                                                                                   Notices shall be deemed to be effective at the earlier of:

(1)           when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address as provided above;

(2)           when electronically transmitted to the shareholders in a manner authorized in writing by the shareholder;

(3)           on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee;

(4)           when received; or

(5)           five days after deposit in the United States mail, postage prepaid, if correctly addressed to the shareholder at an address where the shareholder receives mail other than that shown in the Corporation’s current record of shareholders.

B.            If at any meeting action is proposed to be taken which, if taken, would entitle shareholders to an appraisal of the fair value of their shares under Sections 60.551 to 60.594 of the Oregon Business Corporation Act, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by Sections 60.551 to 60.594 of the Oregon Business Corporation Act.  If the Corporation indemnifies or advances expenses to a director in connection with litigation where director is a defendant, this shall be reported to all shareholders with or before notice of the next shareholders’ meeting, as required by Section 60.784 of the Oregon Business Corporation Act.

C.            When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, and place thereof, and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than one hundred twenty (120) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

D.            The shareholder may at any time waive notice of the meeting (or any notice required by the Oregon Business Corporation Act, Restated Articles of Incorporation, or Restated Bylaws) by a writing signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes for filing with the corporate records.

A shareholder’s attendance at a meeting:

(1)           waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(2)           waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

E.             Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provision of Oregon Business Corporation Act, the Restated Articles of Incorporation, or these Restated Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given.  Any such consent shall be revocable by the shareholder by written notice to the Corporation.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

F.             For purposes of these Restated Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper,  that creates a record that may be retained, retrieved and reviewed by a recipient thereof.

Section 4 - Place of Meetings.

A.            Meetings of shareholders may be held at such place as may be designated by or in the manner provided in these Restated Bylaws or, if not so designated, as determined by the Board of Directors.  The Board of Directors may determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by subparagraph B of this Section 4.

B.            If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication:

(1)           participate in a meeting of shareholders; and

(2)           be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that all shareholders participating in the meeting may simultaneously communicate with each other.

C.            For purposes of this Section, “remote communication” shall include (1) telephone, video or other voice communications and (2) electronic mail or other from of written or visual electronic communications satisfying the requirements of subparagraph B.

Section 5 - Fixing Record Dates.

A.            For purposes of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date.  With respect to a particular notice or meeting, the record date shall be the same for all voting groups.  Such record date shall not be more than seventy (70) days before the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is so fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

(1)           With respect to an annual shareholders’ meeting or any special shareholders’ meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these Restated Bylaws to call a meeting, the day before the first notice is delivered to shareholders;

(2)           With respect to a special shareholders’ meeting demanded by the shareholders, the date the first shareholder signs the demand;

(3)           With respect to the payment of a share dividend, the date the Board of Director authorizes the share dividend;

(4)           With respect to actions taken in writing without a meeting (pursuant to Section 11 of Article 2), the date the first shareholder signs a consent; and

(5)           With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

B.            When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 6 - Voting Lists.

The Secretary or such other person as may be designated by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors shall within two business days after notice is given for each meeting prepare a list of shareholders entitled to vote at such meeting and the number of shares of stock held by each.

Section 7 - Quorum.

A majority of the outstanding stock of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders with respect to that matter.  Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders so as to leave less than a quorum.

Section 8 - Proxies.

A.            At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. Unless and until voted, every proxy shall be revocable by the person who executed it or by his legal representatives or assigns, except in those cases when an irrevocable proxy permitted by statute has been given.

B.            Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy pursuant to this Section 8, the following shall constitute a valid means by which a shareholder may grant such authority:

(1)           A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy.  Execution may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2)           A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting the authorization in writing or by any means of electronic communication to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such means of electronic communication must either set forth or be submitted with information from which it can be determined that the electronic communication transmission was authorized by the shareholder.  Such authorization can be established by the signature of the shareholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the shareholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization.  If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

C.            Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subparagraph B may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9 - Voting of Shares.

Except as provided in the Restated Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10 - Voting Procedures and Inspectors of Elections.

A.            The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof.

B.            The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

C.            In determining the validity and counting of proxies and ballots, the inspectors shall, in good faith, make such determination in accordance with the standards set forth in Section 60.237 of the Oregon Business Corporation Act.

Section 11 - Action Without Meeting.

A.            Unless otherwise provided in the Restated Articles of Incorporation, any action required by statute to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken are signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  To be effective, a written consent must be delivered to the Corporation by delivery to its principal place of business.  Every written consent shall bear the date of signature of each shareholder who signs the consent.  If the act to be taken requires that notice be given to nonvoting shareholders, the Corporation shall give the nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action.  A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

B.            Any electronic transmission consent to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder or proxyholder or by a person or persons authorized to act for the shareholder or proxyholder, and (ii) the date on which such shareholder or proxyholder or authorized person or persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

C.            Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE 3 - BOARD OF DIRECTORS

Section 1 - General Powers.

The business and affairs of the Corporation shall be managed by its Board of Directors.  Notwithstanding the foregoing, the Board of Directors may delegate such authority as it deems appropriate.

Section 2 - Number and Tenure.

The number of directors of the Corporation, the qualification of directors and the term of office of the directors shall be as set forth in the Restated Articles of Incorporation.

Directors shall serve until their successors shall have been elected and qualified.  Directors need not be residents of the State of Oregon.  Directors may be reelected and there shall be no limit on the number of terms a director may serve.

Section 3 - Nomination of Directors.

The Chairman of the Board, with the concurrence of the Board of Directors, shall appoint a nominating committee for employee positions on the Board of Directors by January 1 of each year, consisting of the two directors, and three shareholders of the Corporation who are not directors.  The Chairman of the Board shall be the nonvoting Chairman of the nominating committee.  This nominating committee shall review the available candidates for the Board of Directors and propose a nominee for each position to be filled, which shall be submitted to the shareholders no later than the date on which the Corporation gives notice to the shareholders of the annual meeting.  Thereafter, a period of thirty (30) days (or until the third business day prior to the meeting date if less than 30 days’ prior notice of such date is given by the Corporation) shall be allowed for the additional nomination of candidates by petitions signed by shareholders representing at least ten (10) percent of the shares of Common Stock outstanding.  Such petitions shall be submitted to the Secretary of the Corporation.  The Secretary shall notify all shareholders of the names of those additional persons nominated by petition promptly, and in any event not less than one business day prior to the date set for the annual meeting.

Non-employee director candidates (also known as outside directors) shall be nominated by the Board of Directors.  Nomination of additional outside director candidates by petition will not be allowed.  The Corporation shall notify all shareholders of the names of the outside director candidates nominated by the Board of Directors no later than the date on which the Corporation gives notice to the shareholders of the annual or special meeting.

In addition, nominations for the election of directors may be made at the annual meeting by any shareholder entitled to vote in the election of directors generally.  However, any such shareholder may nominate one or more persons for election as directors at a meeting only if such shareholder has given timely notice in proper written form of his intent to make such nomination or nominations.  To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation not later than one hundred twenty (120) days prior to the anniversary date of the Corporation’s notice of annual meeting provided with respect to the previous year’s annual meeting (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the prior year).  To be in proper written form, a shareholder’s notice to the Secretary shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected.  The chairman of the meeting may refuse to acknowledge the nomination at the annual meeting of any person not made in compliance with the foregoing procedure.  Except as provided above, nomination of additional candidates from the floor at the shareholders’ meeting will not be accepted.

Section 4 - Election of Directors.

The nominees for directors shall be separated into a slate of employee candidates and a slate of outside director candidates and shall be voted upon by the shareholders.  Except as restricted in the Restated Articles of Incorporation, each shareholder shall have the right to vote, in person or by proxy, the number of shares owned for as many nominees as there are directors to be elected on each slate.  To be elected, nominees must receive at least the number of votes equal to a majority of the shares entitled to vote and represented at the meeting.

If, after balloting, one or more directors’ posts remain unfilled, the nominee receiving the fewest votes on that slate shall be removed from the list of nominees.  Subsequent balloting will be held with each shareholder entitled to vote casting a ballot, in person or by proxy, for as many nominees as there are directors remaining to be elected.  Such shareholders shall have the right to vote (one vote per share) for each of the positions to be filled.  Such process shall be continued until all directors’ positions are filled.  If a tie vote between two or more nominees results in an inconclusive election, e.g., two (2) or more nominees receive the same number of votes and all nominees so tied receive sufficient votes for election, but the number of nominees being so tied exceeds the number of directorships to be filled, a separate runoff election will be held between the tied nominees only.

Section 5 - Annual and Regular Meetings.

The regular annual meeting of the Board of Directors shall be held without other notice than these Restated Bylaws as soon as practicable after the annual meeting of shareholders.  The Board of Directors may provide for other regular meetings to be held elsewhere.

Section 6 - Special Meetings.

A special meeting of the Board of Directors may be called at the request of the Chairman of the Board, the Chief Executive Officer, or any two directors.  The persons authorized to call such meetings of the Board of Directors may fix any place as the place of meeting.

Section 7 - Notice.

Notice of any special meeting shall be given at least two days prior to the meeting by personal delivery, mail, or electronic transmission in any other manner authorized in writing by the director.  If mailed, notice shall be deemed to be given on the third business day after deposited in the United States mail addressed to the director at the director’s business address (or other address provided by the director to the Corporation from time to time), with postage thereon prepaid.  All notices given by means of electronic transmission shall be deemed to have been given as at the sending time recorded by the electronic transmission equipment operator transmitting the same.  A director may at any time waive any notice otherwise required.  The waiver must be in writing and signed by the director entitled to the notice, must specify the meeting for which notice is waived, and must be filed with the minutes or corporate records.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and does not thereafter vote or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8 - Quorum.

A majority of directors shall constitute a quorum for the transaction of any business.  An affirmative vote of not less than a majority of the entire Board of Directors is required for the Board to act for and on behalf of the Corporation, except as may be otherwise specifically provided by statute, by the Restated Articles of Incorporation, or by these Restated Bylaws.

Section 9 - Participation by Telephone or Another Electronic Means.

Members of the Board of Directors may hold a board meeting by conference telephone, webcast or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a manner shall constitute presence in person at the meeting.

Section 10 - Action Without a Meeting.

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if all directors consent in writing or by electronic transmission filed with the minutes of proceedings of the Board or committee.  Such filing shall be in the same form (paper or electronic) as the form in which the minutes of the meetings are maintained.

A.            Any electronic transmission consent to an action to be taken and transmitted by a director, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the director or by a person or persons authorized to act for the director, and (ii) the date on which such director or authorized person or persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

B.            Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 11 - Vacancies and Increases.

Any vacancy created by death, resignation, removal or incapacity of a director may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director.  A director appointed to fill a vacancy shall serve until the next shareholders’ meeting at which directors are elected.  Any such vacancy not so filled by the directors shall be filled by election, in accordance with the provisions of the Restated Bylaws entitled “Nomination of Directors” and “Election of Directors,” at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

Any directorship to be filled by reason of an increase in the specified number of directors (e.g., from nine directors to ten directors) shall be filled by election, in accordance with the provisions of the Restated Bylaws entitled “Nomination of Directors” and “Election of Directors,” at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

Section 12 - Presumption of Assent.

A director present at a meeting of the Board of Directors shall be presumed to have assented to any action taken unless a dissent be recorded or unless a written dissent is filed with the Secretary.  The right to dissent shall not apply to a director who voted in favor of the action.

ARTICLE 4 - OFFICERS

Section 1 - Number.

The officers of the Corporation shall be a Chairman of the Board, the Chief Executive Officer,  President, Vice Presidents, Senior Vice Presidents, Executive Vice Presidents, Assistant Vice Presidents, a Secretary, , Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer (General Counsel),  Treasurer, , and such other officers as may be determined by the Board of Directors.

Section 2 - Election and Term of Office.

The officers of the Corporation shall be elected by a majority of the Board of Directors at its regular annual meeting.  If the election of officers shall not then be held, such election shall be held as soon thereafter as convenient.  Each officer shall hold office until resignation, death, or removal.  The Board of Directors may authorize the Chairman or the Chief Executive Officer of the Corporation to appoint officers.

Any officer or agent of the Corporation may be removed by the Board of Directors or the person appointing the officer or agent, whenever the best interests of the Corporation, in the opinion of the Board of Directors or the person appointing the officer or agent, will be served thereby.

Section 3 - Chairman of the Board.

The Chairman of the Board shall be a director of the Corporation and, subject to the policies, duties and goals set by the Board of Directors, shall be responsible for all duties incident to the office of Chairman. The Chairman shall vote the shares of stock of any other corporation that are held by the Corporation, or appoint proxies for such purposes unless other provisions are made by the Board of Directors.

Section 4 - President.

The President shall be  responsible for the general and active management of the business of the Corporation, under the direction of the Board of Directors and Chief Executive Officer.  The President shall perform all duties incident to the office of the President and will carry out such other duties as the Board of Directors and the Chief Executive Officer may determine.

Section 5 - Chief Executive Officer.

The Corporation’s Chief Executive Officer (the CEO) may be the Chairman, the President or another officer as determined by the Board of Directors.  The CEO shall perform all duties incident to the office of the CEO as determined by the Board of Directors.

Section 6 - Officers.

The Officers shall perform such duties as the Chairman of the Board, [the President] or the Board of Directors may designate.  Any Vice President may sign certificates for shares of stock of the Corporation and other documents requiring a signature of the Chairman, the Chief Executive Officer or the President.  The Senior, Executive, and Assistant Vice Presidents shall have such additional responsibilities as may be designated by the Board of Directors.

Section 7 - Secretary.

The Secretary shall keep the minutes of the Shareholders’ and Board of Directors’ meetings, provide notices as required, be custodian of the corporate records and of the seal of the Corporation, and perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned.  The duties of the Secretary may be delegated to other persons by the Board of Directors except as may be prohibited by this Article.

Section 8 - Salaries.

From time to time a Committee of the Board of Directors shall recommend to the Board of Directors and the Board of Directors shall review and approve salaries of Chief Executive Officer,  Chairman and such other officers as may be decided by the Board of Directors.  An officer who is a director may receive a salary.  The salaries of other officers not otherwise determined by the Board of Directors shall be set by the Chief Executive Officer or designee.

ARTICLE 5 - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1 - Contracts.

The Board of Directors may authorize any officer or officers, agent or agents, or designated class of employees, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2 - Loans.

Loans and evidence of same shall not be contracted on behalf of the Corporation unless authorized by a resolution of the Board of Directors.  Such authority and delegation of authority to bind the Corporation may be general or confined to specific instances.

Section 3 - Checks, Drafts, Orders for Payment of Money.

All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4 - Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE 6 - CERTIFICATES FOR STOCK AND THEIR TRANSFER

Section 1 - Certificates for Stock.

The Board of Directors may authorize the issue of shares without certificates.  If certificates representing stock of the Corporation are used, they shall be consecutively numbered and in such form as shall be determined by the Board of Directors or in accordance with these Restated Bylaws. Such certificates shall be signed as the Board of Directors may determine. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of lost, destroyed, or mutilated certificates a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2 - Transfer of Stock.

Transfer of stock of the Corporation shall be made only on the stock transfer books of the Corporation. Transfers will not be made in violation of these Restated Bylaws, any shareholder agreement, benefit plan, any other Corporation document or policy, or applicable law.  The name under which shares stand on the books of the Corporation shall be deemed by the Corporation to be the name of the owner thereof.

ARTICLE 7 - SPECIAL PROVISIONS RELATIVE TO STOCK

Section 1 - Ownership Policy.

The purpose of this Article is to define the policy of the Corporation to maintain ownership of its common stock by compatible persons actively contributing to its success.  This policy is based on the belief that common stock ownership by competent, loyal, contributing employees and directors of, and consultants to, the Corporation and its affiliates will be of continuing benefit to the Corporation.

Section 2 - Restrictions on Stock.

A.            Corporation’s Right to Repurchase upon Termination of Affiliation. As used in this Article, “Stock” shall mean the Common Stock issued or to be issued by the Corporation.  All shares of Stock held of record by a person who is an employee or director of, or a consultant to, the Corporation or any of its affiliates shall be subject to the Corporation’s right to repurchase all of such shares in the event that such holder’s affiliation with the Corporation as an employee, director or consultant is terminated. Such right of repurchase upon termination of affiliation shall also be applicable to all shares of Stock which such person has the right to acquire subsequent to termination of affiliation pursuant to any of the Corporation’s employee benefit plans (other than shares distributable to such person under any benefit plan adopted by the Corporation or any of its affiliates which, by law or its terms, prohibits the Corporation’s right to repurchase shares issued thereunder upon termination of affiliation) or pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at the date of such termination of affiliation. An authorized leave of absence approved in accordance with the Corporation’s policy shall not constitute a termination of affiliation for purposes of this subparagraph “A”; provided, however, that the issuance of a formal personnel action notice by the Corporation’s human resources department advising an employee that the leave of absence is terminated shall constitute a termination of affiliation for purposes of this subparagraph “A.”  The Corporation’s right of repurchase shall be exercised by mailing written notice to such holder at his address of record on the Corporation’s stock record books within sixty (60) days following the termination of such affiliation, which notice shall request delivery of certificates representing the shares of Stock, duly endorsed in blank or to the Corporation, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If the Corporation repurchases the shares, the price shall be the Formula Price (as hereinafter defined) per share (i) on the date of such termination of affiliation, in the case of shares held of record by such holder at that date and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at that date; or (ii) on the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his termination of affiliation pursuant to any of the Corporation’s employee benefit plans. The Corporation shall, if it exercises its right to repurchase such shares of Stock as provided in this subparagraph “A,” pay for such shares in cash or promissory notes issued within ninety (90) days after (i) the date of such termination of affiliation (such ninety (90)-day period shall commence on such date of termination of affiliation and shall not be extended by accrued vacation, sick days or similar accruals), in the case of shares held of record by such holder at that date and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at that date; or (ii) the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his termination of affiliation pursuant to any of the Corporation’s employee benefit plans. If the Corporation is unable to make such payment directly to such holder, then the Corporation may satisfy its obligation to make such payment by depositing the purchase price in cash or promissory notes within such ninety (90)-day period in an account for the benefit of such holder and such shares of Stock shall thereby be deemed to have been transferred to the Corporation and no longer outstanding with all rights of such holder with regard to such shares terminated. The Corporation and any holder of Stock may by contract mutually agree to extend the time period of the Corporation’s right to repurchase such holder’s Stock, and to alter payment terms from those contained in this subparagraph “A.”

B.            Corporation’s Right of First Refusal.  If at any time a holder of Stock desires to sell any of such Stock (other than through the limited market maintained by the Corporation), such holder shall first give notice to the Secretary of the Corporation containing:

(1)           A statement signed by such holder notifying the Corporation that such holder desires to sell shares of Stock and has received a bona fide offer to purchase such shares.

(2)           A statement signed by the intended purchaser containing:

a)             the intended purchaser’s full name, address and taxpayer identification number;

b)            the number of shares to be purchased;

c)             the price per share to be paid;

d)            other terms under which the purchase is intended to be made; and

e)             a representation that the offer, under the terms specified, is bona fide.

(3)           If the purchase price is payable in cash, in whole or in part, a copy of a certified check, cashier’s check or money order payable to such holder from the purchaser in the aggregate amount of the purchase price which is to be paid in cash.

The Corporation shall thereupon have an option exercisable within fourteen (14) days of receipt of such notice by the Secretary to purchase all, but not less than all, of the shares specified in the notice at the offer price and upon the same terms as set forth in the notice, accompanied by payment of the purchase price; provided, however, that if the offer price is payable, in whole or in part, other than in cash, the Corporation shall pay the equivalent value of any noncash consideration as mutually agreed upon between the holder and the Corporation. Such option shall be exercised by the Corporation by mailing written notice to such holder at his address of record on the Corporation’s stock record books. In the event the Corporation does not exercise such option, such holder may sell the shares specified in the notice within thirty (30) days thereafter to the person, at the price and upon the terms and conditions set forth therein. The holder may not sell such shares to any other person, or at any different price, or on any different terms without first re-offering such shares to the Corporation. All shares sold pursuant to this subparagraph “B” shall continue to be subject to this Article 7, further transfers of the shares can be made only in accordance with this Article 7 and each purchaser is required to execute an agreement to be bound by the terms of this Article 7.

C.            Election of Rights by Corporation.  If circumstances shall occur which would ordinarily permit the Corporation to exercise its rights under either subparagraphs “A” or “B” of this Article at a time when the Corporation’s rights under the other subparagraph have become and remain exercisable, the Corporation in its sole discretion may elect which of such rights it shall exercise.  The Corporation may designate one or more nominees to purchase any shares of Stock which it has the right to purchase pursuant to subparagraphs “A” or “B” of this Article, in lieu of purchasing such shares itself.

D.            Other Transfers.  Except for sales in the limited market maintained by the Corporation and as provided in subparagraphs “A” or “B” of this Article, no holder of shares of Stock may sell, assign, pledge, transfer or otherwise dispose of or encumber any shares of Stock without the prior written approval of the Corporation, and any attempt to so sell, assign, pledge, transfer or otherwise dispose of or encumber such shares without such prior approval shall be null and void.  If any transfer of the Corporation’s Stock is (1) not a sale by an employee or director of, or consultant to, the Corporation or (2) by a person who acquired such Stock other than by purchase, directly or indirectly, from an employee or director of, or consultant to the Corporation, then the Corporation is expressly authorized to condition its approval of such transfer upon the transferee’s agreement to hold such Stock subject to this Article upon the termination of affiliation of the employee, director, or consultant. All shares transferred with the Corporation’s prior written approval pursuant to this subparagraph “D” shall continue to be subject to this Article 7, further transfers of the shares can be made only in accordance with this

Article 7, and each transferee is required to execute an agreement to be bound by the terms of this Article 7.

E.             Definition of Formula Price. As used in this Article, “Formula Price” shall mean the price determined pursuant to the formula adopted by the Board of Directors of the Corporation for the purpose of determining the fair market value of the Corporation’s Stock, as such formula may be modified from time to time by the Board of Directors.

F.             Ownership Limit.  No person may own more than three hundred fifty thousand (350,000) shares of Common Stock of the Corporation, excluding the person’s beneficial interest in any class or series of stock of the Corporation held by an employee benefit trust.

ARTICLE 8 - FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year or such other period as may be determined by the Board of Directors.

ARTICLE 9 - DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding stock in the manner and upon the terms and conditions provided by law.

ARTICLE 10 - SEAL

The corporate seal shall be circular and have inscribed thereon the name of the Corporation, the state of incorporation, and the words “Corporate Seal.”

ARTICLE 11 - WAIVER OF NOTICE

Any notice required under these Restated Bylaws, by statute, or the Restated Articles of Incorporation may be waived at any time in writing, signed by the person entitled to such notice.  Shareholders and directors may take action without meeting if subsequent consent in writing is executed by the shareholders or directors for said action. Attendance at meetings shall be a waiver of notice.

ARTICLE 12 - AMENDMENTS

Subject to the provisions of the Restated Articles of Incorporation and Oregon law, these Restated Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Restated Articles of Incorporation, at any regular meeting of the Board of Directors, at any annual meeting of the shareholders or at any special meeting of the Board of Directors or shareholders duly called for that purpose if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting.

ARTICLE 13 - PARTIAL INVALIDITY - SAVING CLAUSE

Should any portion, section, paragraph, or part of these Restated Bylaws be held invalid, the remainder of these Restated Bylaws shall remain valid and enforceable.

ARTICLE 14 - INDEMNIFICATION

Section 1 - Indemnification of Officers and Directors.

The Corporation shall indemnify to the fullest extent not prohibited by law and hold harmless each person now or hereafter serving as a director or officer of the Corporation, or at the request of the Corporation now or hereafter serving as a director, officer, employee, or agent of any other corporation, partnership, joint venture, trust, or other enterprise of which the Corporation is a shareholder, partner, trustee, owner, or creditor from and against any and all liabilities and counsel fees, costs, and legal and other expenses (including, without limitation, fines, penalties, judgments and amounts paid in settlement) reasonably incurred or imposed in connection with or resulting from (i) any claim, action, suit, or proceeding, whether civil, criminal or investigative, or any appeal therefrom, in which the person may be or become involved or with which the person may be threatened, as a party, or otherwise, by reason of the person now or hereafter being or having heretofore been a director or officer of the Corporation or a director, officer, employee or agent of such other corporation, partnership, joint venture, trust, or other enterprise or by reason of the person’s alleged acts or omissions as a director, officer, employee, or agent, as aforesaid, whether or not the person continues to be such at the time such liabilities, fees, costs, or expenses shall have been incurred, and (ii) any action, suit, or proceeding, or any appeal therefrom, brought by the person to recover the indemnity provided for by this Article 14. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person’s good faith belief that the person is entitled to indemnification under this Article and (ii) the person’s agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the Corporation’s obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person.

Section 2 - Exclusivity of Rights.

The right of indemnification provided for by this Article 14 shall not be deemed exclusive of any other rights to which any director or officer may otherwise be entitled, nor shall this Article 14 be deemed to exclude or limit any power that the Corporation may lawfully exercise to provide any additional or other indemnity or right for any director, officer, or other person.

Section 3 - Benefit.

The indemnification provided by this Article 14 shall inure to the benefit of the heirs, executors, and administrators of any such director or officer.

As restated by shareholder action on February 9, 1974, and as amended:

February 15, 1975

February 14, 1976

February 12, 1977

February 18, 1978

February 23, 1980

February 21, 1981

February 20, 1982

February 26, 1983

December 15, 1983

February 25, 1984

February 23, 1985

March 8, 1993

September 6, 1994

January 1, 1996

October 23, 1997

January 1, 2000

May 8, 2001

February 8, 2008

May 9, 2008

WITNESS the signature of the undersigned this            day of                                         , 2008.

M. Catherine Santee, Secretary